Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS
FOR THE THIRD QUARTER OF 2023
----------------
San Antonio, TX, November 8, 2023 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended September 30, 2023.
“We delivered third quarter consolidated revenue of $517 million, up 2.7%, excluding movements in foreign exchange rates, within our guidance after excluding our Europe-South segment, which is now reflected as discontinued operations in our financial statements,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “Business trends are improving domestically, and we believe we’ll see better performance in the U.S. in the fourth quarter.
“Our Board of Directors and management team are focused on deleveraging over the near-to-medium term by continuing to execute on our operating plan to organically grow Adjusted EBITDA and improve free cash flow, including expanding categories of advertisers in out-of-home, optimizing our deployment of capital, and reducing corporate expenses, while methodically working to monetize our European assets and streamline our focus on our higher-margin markets.
“With the recently completed sale of our business in France, we have made significant progress on improving our portfolio this year, selling or agreeing to sell all of the businesses in our Europe-South segment. In addition, we have commenced a process to sell our Europe-North segment, and potential buyers are reviewing preliminary information. We have also initiated a strategic review of our businesses in Latin America.
“We believe these actions provide us the roadmap to achieve meaningfully lower leverage multiples over the next few years, which in turn should enable us to generate stronger free cash flow to support further deleveraging and unlock shareholder value.”

Financial Highlights:
Financial highlights for the third quarter of 2023 as compared to the same period of 2022, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended September 30, 2023	% Change
Revenue:
Consolidated Revenue[2]	$526.8	4.7%
Excluding movements in FX1,2	517.0	2.7%
America Revenue	278.8	(1.9)%
Airports Revenue	75.6	21.2%
Europe-North Revenue	149.4	10.2%
Excluding movements in FX1	141.6	4.5%

Net Loss:
Loss from Continuing Operations	(51.1)	171.7%

Adjusted EBITDA[1]:
Adjusted EBITDA[1,2]	139.2	0.9%
Excluding movements in FX1,2	137.3	(0.5)%
America Segment Adjusted EBITDA[3]	121.3	(6.4)%
Airports Segment Adjusted EBITDA[3]	15.5	3.1%
Europe-North Segment Adjusted EBITDA[3]	28.4	17.5%
Excluding movements in FX1	26.4	9.2%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Financial highlights exclude results of discontinued operations. See “Dispositions and Discontinued Operations” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Dispositions and Discontinued Operations:
Dispositions:
Since December 2022, we have sold, or have entered into agreements to sell, our businesses in Switzerland, Italy, Spain and France, comprising our entire Europe-South segment.
•On March 31, 2023, we sold our business in Switzerland to Goldbach Group AG for cash proceeds, net of customary closing adjustments and cash sold, of $89.4 million.
•On May 31, 2023, we sold our business in Italy to a subsidiary of JCDecaux for cash proceeds, net of customary closing adjustments and cash sold, of $5.1 million.
•In May 2023, we entered into an agreement to sell our business in Spain to a subsidiary of JCDecaux for cash consideration of approximately $64.3 million. This transaction is expected to close in 2024, upon satisfaction of regulatory approval and other customary closing conditions.
•In July 2023, we entered into exclusive discussions with Equinox Industries (“Equinox”) related to our business in France, and in October 2023, we entered into a share purchase agreement with Equinox to sell our business in France. The sale was subsequently completed on October 31, 2023, and in accordance with that share purchase agreement, we delivered our business in France to Equinox with approximately €42 million of cash, subject to adjustment for related customary items, tax and other costs, to support ongoing operations of the business, and Equinox assumed the €28.125 million state-guaranteed loan held by Clear Channel France.
We intend to use net proceeds from these sales, after payment of transaction-related fees and expenses, to improve liquidity and increase financial flexibility of the business as permitted under our debt agreements.

Discontinued Operations:
During the third quarter of 2023, the Company’s plan to sell the businesses comprising its Europe-South segment met the criteria to be reported as discontinued operations. As a result, each of the Europe-South segment businesses has been reclassified to discontinued operations in our financial statements for all periods presented, resulting in changes to the presentation of certain amounts for prior periods. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted.
Exploration of Strategic Alternatives:
The Company has initiated a process to sell the businesses in its Europe-North segment and has also initiated a strategic review of its Latin American businesses. There can be no assurance that the process to sell or the review of strategic alternatives for these businesses will result in any additional transactions or particular outcomes. The Company has not set a timetable for completion of these reviews, may suspend the processes at any time and does not intend to make further announcements regarding the processes unless and until the Board approves a course of action for which further disclosure is appropriate.
Guidance:
Our expectations for the fourth quarter of 2023 are as follows:

	Fourth Quarter of 2023
(in millions)	Low	High
Consolidated Revenue[1,2]	$591	$618
America	293	305
Airports	100	105
Europe-North[1]	170	180
1Excludes movements in FX
2Excludes results of discontinued operations
We have updated our full year 2023 guidance from the guidance previously provided in our earnings release issued on August 7, 2023 to exclude results now classified as discontinued operations and to tighten the ranges of revenue guidance. Our revised full year 2023 guidance is as follows:

	Full Year of 2023
(in millions)	Low	High
Consolidated Revenue[1,2]	$2,091	$2,118
America	1,095	1,107
Airports	300	305
Europe-North[1]	604	614
Loss from Continuing Operations[1]	(190)	(172)
Adjusted EBITDA[1,2,3]	520	542
Adjusted Funds from Operations (“AFFO”)[1,2,3]	67	80
Capital Expenditures[2]	143	161
1Excludes movements in FX
2Excludes results of discontinued operations
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Results provided herein exclude amounts related to discontinued operations for all periods presented.
Revenue:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Revenue:
America	$278,760	$284,201	(1.9)%	$802,326	$808,483	(0.8)%
Airports	75,558	62,318	21.2%	200,392	179,307	11.8%
Europe-North	149,366	135,522	10.2%	427,778	403,338	6.1%
Other	23,102	21,303	8.4%	64,530	60,653	6.4%
Consolidated Revenue	$526,786	$503,344	4.7%	$1,495,026	$1,451,781	3.0%

Revenue excluding movements in FX1:
America	$278,760	$284,201	(1.9)%	$802,326	$808,483	(0.8)%
Airports	75,558	62,318	21.2%	200,392	179,307	11.8%
Europe-North	141,626	135,522	4.5%	434,157	403,338	7.6%
Other	21,037	21,303	(1.2)%	60,883	60,653	0.4%
Consolidated Revenue excluding movements in FX	$516,981	$503,344	2.7%	$1,497,758	$1,451,781	3.2%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the third quarter of 2023, as compared to the same period of 2022:
America: Revenue down 1.9%:
•Driven by weaknesses in Media/Entertainment vertical and San Francisco/Bay Area market
•Decrease driven by print-formats; digital revenue of $97.6 million up 0.1%
•National sales comprised 32.7% of America revenue, compared to 37.8% in the prior year
Airports: Revenue up 21.2%:
•Driven by increased demand due to recovery of air travel after COVID-19 and investment in digital infrastructure
•Digital revenue up 15.6% to $41.8 million from $36.1 million
•National sales comprised 56.8% of Airports revenue, compared to 55.0% in the prior year
Europe-North: Revenue up 10.2%; excluding movements in FX, up 4.5%:
•Higher revenues in the U.K., Belgium and Denmark; partially offset by lower revenues in Sweden and Norway
•Digital revenue up 15.1% to $83.8 million from $72.8 million; digital revenue, excluding movements in FX, up 8.5% to $79.0 million
Other: Revenue up 8.4%; excluding movements in FX, down 1.2%:
•Lower revenue related to termination of public bicycle rental program

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Direct operating and SG&A expenses:
America	$157,456	$154,867	1.7%	$470,158	$445,400	5.6%
Airports	60,038	47,258	27.0%	162,274	139,540	16.3%
Europe-North	121,154	111,333	8.8%	366,706	344,720	6.4%
Other	19,812	18,312	8.2%	57,360	55,371	3.6%
Consolidated Direct operating and SG&A expenses[2,3]	$358,460	$331,770	8.0%	$1,056,498	$985,031	7.3%

Direct operating and SG&A expenses excluding movements in FX4:
America	$157,456	$154,867	1.7%	$470,158	$445,400	5.6%
Airports	60,038	47,258	27.0%	162,274	139,540	16.3%
Europe-North	115,432	111,333	3.7%	374,296	344,720	8.6%
Other	18,147	18,312	(0.9)%	54,502	55,371	(1.6)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$351,073	$331,770	5.8%	$1,061,230	$985,031	7.7%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Certain costs that were historically allocated to the Company’s Europe-South segment and reported within SG&A expenses, totaling $1.1 million and $3.8 million during the three and nine months ended September 30, 2022, respectively, have been deemed to be costs of continuing operations and are now reported within corporate expenses for all periods presented.
3Includes restructuring and other costs of $0.3 million and $0.4 million during the three months ended September 30, 2023 and 2022, respectively, and $0.8 million and $1.4 million during the nine months ended September 30, 2023 and 2022, respectively.
4This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the third quarter of 2023, as compared to the same period of 2022:
America: Direct operating and SG&A expenses up 1.7%:
•Site lease expense up 10.4% to $90.1 million from $81.6 million driven by lease renewals and amendments, as well as lower rent abatements
•Partially offset by lower property taxes related to legal settlement and lower credit loss expense
Airports: Direct operating and SG&A expenses up 27.0%:
•Site lease expense up 47.9% to $47.2 million from $31.9 million driven by lower rent abatements and higher revenue
Europe-North: Direct operating and SG&A expenses up 8.8%; excluding movements in FX, up 3.7%:
•Higher electricity prices, rental costs for additional digital displays and higher property taxes
•Site lease expense up 3.2% to $55.6 million from $53.9 million; site lease expense, excluding movements in FX, down 0.7% to $53.5 million driven by a contract renegotiation
Other: Direct operating and SG&A expenses up 8.2%; excluding movements in FX, down 0.9%:
•Lower expenses related to termination of public bicycle rental program

Corporate Expenses1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Corporate expenses[2]	$34,931	$38,299	(8.8)%	$129,427	$123,323	4.9%
Corporate expenses excluding movements in FX3	34,446	38,299	(10.1)%	129,841	123,323	5.3%
1Certain costs that were historically reported within SG&A expenses have been reclassified to corporate expenses for all periods presented. See the “Direct Operating and SG&A Expenses” discussion above for more details.
2Includes restructuring and other costs (reversals) of $0.6 million and $(0.8) million during the three months ended September 30, 2023 and 2022, respectively, and $20.2 million and $9.7 million during the nine months ended September 30, 2023 and 2022, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the third quarter of 2023, as compared to the same period of 2022, down 8.8%; excluding movements in FX, down 10.1%, driven by lower employee compensation related to variable incentives.
Loss from Continuing Operations:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Loss from continuing operations	$(51,082)	$(18,798)	171.7%	$(182,493)	$(153,799)	18.7%
Adjusted EBITDA1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Segment Adjusted EBITDA[2]:
America	$121,335	$129,679	(6.4)%	$332,213	$364,062	(8.7)%
Airports	15,522	15,060	3.1%	38,120	39,767	(4.1)%
Europe-North	28,444	24,198	17.5%	61,850	59,031	4.8%
Other	3,290	2,991	10.0%	7,170	5,282	35.7%
Total Segment Adjusted EBITDA	168,591	171,928	(1.9)%	439,353	468,142	(6.1)%
Adjusted Corporate expenses[1,3]	(29,375)	(33,981)	(13.6)%	(94,124)	(97,227)	(3.2)%
Adjusted EBITDA[1]	$139,216	$137,947	0.9%	$345,229	$370,915	(6.9)%

Segment Adjusted EBITDA excluding movements in FX1:
America	$121,335	$129,679	(6.4)%	$332,213	$364,062	(8.7)%
Airports	15,522	15,060	3.1%	38,120	39,767	(4.1)%
Europe-North	26,423	24,198	9.2%	60,640	59,031	2.7%
Other	2,890	2,991	(3.4)%	6,381	5,282	20.8%
Total Segment Adjusted EBITDA	166,170	171,928	(3.3)%	437,354	468,142	(6.6)%
Adjusted Corporate expenses excluding movements in FX1,3	(28,905)	(33,981)	(14.9)%	(94,554)	(97,227)	(2.7)%
Adjusted EBITDA excluding movements in FX1	$137,265	$137,947	(0.5)%	$342,800	$370,915	(7.6)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
3Certain costs that were historically included in Segment Adjusted EBITDA for the Europe-South segment have been deemed to be costs of continuing operations and have been reclassified to Adjusted Corporate expenses for all periods presented.

AFFO1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
AFFO[1]	$24,612	$33,864	(27.3)%	$9,807	$107,761	(90.9)%
AFFO excluding movements in FX1	22,504	33,864	(33.5)%	6,963	107,761	(93.5)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
America	$16,148	$13,777	17.2%	$51,844	$52,251	(0.8)%
Airports	3,072	7,807	(60.7)%	10,382	17,369	(40.2)%
Europe-North	7,851	10,959	(28.4)%	18,998	22,445	(15.4)%
Other	1,577	1,234	27.8%	4,534	2,527	79.4%
Corporate	4,022	3,764	6.9%	10,678	8,996	18.7%
Consolidated capital expenditures	$32,670	$37,541	(13.0)%	$96,436	$103,588	(6.9)%
Markets and Displays:
As of September 30, 2023, we operated more than 330,000 print and digital out-of-home advertising displays in 19 countries as part of our continuing operations, with the majority of our revenue generated by operations in the U.S. and Europe. As of September 30, 2023, we had presence in 85 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets, and in 12 countries throughout Europe, excluding markets that are considered discontinued operations.

	Number of digital displays added, net, in third quarter	Total number of displays as of September 30, 2023
		Digital	Printed	Total
America[1]:
Billboards[2]	36	1,801	34,177	35,978
Other displays[3]	28	612	19,174	19,786
Airports[4]	97	2,523	10,131	12,654
Europe-North	627	15,158	245,498	260,656
Other	53	1,220	5,398	6,618
Total displays	841	21,314	314,378	335,692
1As of September 30, 2023, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of September 30, 2023, our Airports segment had displays across nearly 200 commercial and private airports in the U.S. and the Caribbean.
Clear Channel International B.V.
Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company and the issuer of our 6.625% Senior Secured Notes due 2025 (the “CCIBV Senior Secured Notes”), includes the operations of our Europe-North and Europe-South segments, as well as Singapore, which, following the changes to our reporting segments in the fourth quarter of 2022, is included in “Other.” The financial results of Singapore are immaterial to the results of CCIBV.
As the businesses in the Europe-South segment are considered discontinued operations, results of these businesses are now reported as a separate component of Consolidated net loss in the CCIBV Consolidated Statements of Loss for all periods presented and are excluded from the discussion below.

CCIBV results from continuing operations for the third quarter of 2023 as compared to the same period of 2022 are as follows:
•CCIBV revenue increased 10.3% to $154.0 million from $139.6 million. Excluding the $7.9 million impact of movements in FX, CCIBV revenue increased 4.6%, primarily driven by higher revenue in our Europe-North segment, as described in the above “Results” section of this earnings release. Singapore represented approximately 3% of CCIBV revenue from continuing operations for the three months ended September 30, 2023.
•CCIBV operating income was $8.6 million compared to $3.4 million in the same period of 2022.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of September 30, 2023, we had $313.4 million of cash on our balance sheet, including $121.4 million of cash held outside the U.S. (excludes cash held by our businesses in Spain and France, which are discontinued operations).
The following table summarizes our cash flows for the nine months ended September 30, 2023 on a consolidated basis, including both continuing and discontinued operations:

(In thousands)	Nine Months Ended September 30, 2023
Net cash used for operating activities[1]	$(1,522)
Net cash used for investing activities[2]	(22,549)
Net cash provided by financing activities[3]	46,994
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,045
Net increase in cash, cash equivalents and restricted cash	$25,968

Cash paid for interest	$283,746
Cash paid for income taxes, net of refunds	$8,711
1Includes net cash used by discontinued operations of $18.2 million.
2Includes proceeds from the disposition of businesses, net of cash sold, of $94.4 million and capital expenditures for discontinued operations of $16.1 million.
3Includes the first quarterly principal repayment of €1.875 million on the state-guaranteed loan held by Clear Channel France. The remaining principal due on this loan was assumed by the buyer upon the sale of the business in France.
Debt:
In August 2023, we issued $750.0 million aggregate principal amount of CCOH 9.000% Senior Secured Notes, which mature in September 2028, and used a portion of the net proceeds to prepay $665.0 million of outstanding principal on the Term Loan Facility, which we repurchased at a 1% discount.
This prepayment satisfied the remaining quarterly payment obligations under the Senior Secured Credit Agreement; as such, the remaining principal outstanding on the Term Loan of $1,260.0 million is due at maturity in 2026.
In addition, in September 2023, we repurchased in the open market $5.0 million principal amount of the CCOH 7.750% Senior Notes and $10.0 million principal amount of the CCOH 7.500% Senior Notes for a total cash payment of $11.8 million, excluding accrued interest. The repurchased notes are to be held by a subsidiary of the Company and have not been cancelled. We may, from time to time, repurchase additional outstanding notes in the open market, in privately negotiated transactions or otherwise.
We anticipate having cash interest payment obligations of $120.8 million during the remainder of 2023 and $436.8 million in 2024, assuming that we do not refinance or incur additional debt.
Our next material debt maturity is in August 2025 when the CCIBV Senior Secured Notes become due. Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$526,786	$503,344	$1,495,026	$1,451,781
Operating expenses:
Direct operating expenses[1]	271,377	241,389	790,206	721,342
Selling, general and administrative expenses[1]	87,083	90,381	266,292	263,689
Corporate expenses[1]	34,931	38,299	129,427	123,323
Depreciation and amortization	57,699	49,871	186,409	152,352
Impairment charges	—	871	—	22,676
Other operating expense, net	6,179	1,863	10,122	676
Operating income	69,517	80,670	112,570	167,723
Interest expense, net	(107,391)	(92,620)	(314,624)	(261,704)
Gain on extinguishment of debt	3,817	—	3,817	—
Other income (expense), net	(17,269)	(27,968)	3,722	(60,263)
Loss from continuing operations before income taxes	(51,326)	(39,918)	(194,515)	(154,244)
Income tax benefit attributable to continuing operations	244	21,120	12,022	445
Loss from continuing operations	(51,082)	(18,798)	(182,493)	(153,799)
Loss from discontinued operations[2]	(211,736)	(19,982)	(152,326)	(40,027)
Consolidated net loss	(262,818)	(38,780)	(334,819)	(193,826)
Less: Net income attributable to noncontrolling interests	672	977	880	1,463
Net loss attributable to the Company	$(263,490)	$(39,757)	$(335,699)	$(195,289)
1Excludes depreciation and amortization.
2Loss from discontinued operations for the three and nine months ended September 30, 2023 includes a loss of $200.6 million recognized upon classification of the business in France as held for sale. During the nine months ended September 30, 2023, this was partially offset by gains of $96.4 million and $11.2 million from the sales of the former businesses in Switzerland and Italy, respectively. The remaining loss from discontinued operations reflects the net loss generated by operations of our Europe-South segment during the respective period and income tax expense driven by the sale of these businesses.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Weighted average common shares outstanding – Basic and Diluted	482,945	475,612	481,289	473,787

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$313,406	$282,232
Total current assets[1]	870,247	1,120,916
Net property, plant and equipment	639,822	672,113
Total assets[2]	4,648,929	5,086,011
Current liabilities (excluding current portion of long-term debt)[3]	1,032,667	1,100,337
Long-term debt (including current portion of long-term debt)	5,629,227	5,561,901
Stockholders’ deficit	(3,662,527)	(3,262,806)
1Total current assets includes assets of discontinued operations of $41.4 million and $322.5 million at September 30, 2023 and December 31, 2022, respectively.
2Total assets includes assets of discontinued operations of $111.4 million and $538.1 million at September 30, 2023 and December 31, 2022, respectively.
3Current liabilities includes liabilities of discontinued operations of $267.2 million and $356.1 million at September 30, 2023 and December 31, 2022, respectively.

TABLE 3 - Total Debt:

(In thousands)	September 30, 2023	December 31, 2022
Debt:
Term Loan Facility Due 2026[1,2]	$1,260,000	$1,935,000
Revolving Credit Facility Due 2026[3]	—	—
Receivables-Based Credit Facility Due 2026[4]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes Due 2028[2]	750,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes Due 2028[5]	995,000	1,000,000
Clear Channel Outdoor Holdings 7.500% Senior Notes Due 2029[5]	1,040,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[6]	4,221	4,682
Original issue discount	(2,923)	(5,596)
Long-term debt fees	(42,071)	(47,185)
Total debt[7,8]	5,629,227	5,561,901
Less: Cash and cash equivalents[8]	(313,406)	(282,232)
Net debt[8]	$5,315,821	$5,279,669
1The term loans under the Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026. In accordance with these terms, we paid $10.0 million of the outstanding principal on the Term Loan Facility during the six months ended June 30, 2023. During the three months ended September 30, 2023, we made a prepayment, described in note (2) to this table, that satisfied the remaining quarterly payment obligations. As such, the entire remaining balance is due in 2026 and is classified as non-current at September 30, 2023.
2On August 22, 2023, we issued $750.0 million aggregate principal amount of 9.000% Senior Secured Notes due 2028. On the same date, we used a portion of the net proceeds from this issuance to prepay $665.0 million of outstanding principal on the Term Loan Facility, which we repurchased at a 1% discount.
3In June 2023, the Senior Secured Credit Agreement was amended, extending the maturity date of the Revolving Credit Facility to August 2026 and reducing the aggregate revolving credit commitments of the Revolving Credit Facility to $150.0 million. The full $150.0 million will be available through August 23, 2024, and $115.8 million will be available through August 23, 2026. As of September 30, 2023, we had $43.2 million of letters of credit outstanding and $106.8 million of excess availability under the Revolving Credit Facility.
4In June 2023, the Receivables-Based Credit Agreement was amended, extending its maturity to August 2026 and increasing its aggregate revolving credit commitments to $175.0 million. (The borrowing limit of the Receivables-Based Credit Facility is equal to the lesser of $175.0 million and the borrowing base, which is calculated based on our accounts receivable balance each period in accordance with our Receivables-Based Credit Agreement.) As of September 30, 2023, we had $40.2 million of letters of credit outstanding and $111.1 million of excess availability under the Receivables-Based Credit Facility.
5In September 2023, we repurchased in the open market $5.0 million of the CCOH 7.750% Senior Notes and $10.0 million of the CCOH 7.500% Senior Notes at a discount, resulting in a gain on extinguishment of $3.2 million. The repurchased notes are to be held by a subsidiary of the Company and have not been cancelled.
6Other debt includes finance leases and various borrowings utilized for general operating purposes.
7The current portion of total debt was $0.6 million and $21.2 million as of September 30, 2023 and December 31, 2022, respectively. The decrease was due to a prepayment made on the Term Loan, as described in note (1) to this table.
8Amounts exclude balances related to discontinued operations for all periods presented, including the state-guaranteed loan held by Clear Channel France, for which the first principal repayment of €1.875 million was made in September 2023. The remaining principal balance of €28.125 million was assumed by the buyer upon the sale of the business in France.

Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in Spain, and prior to their sales on March 31, 2023, May 31, 2023 and October 31, 2023, respectively, Switzerland, Italy and France. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.” As described in the “Dispositions and Discontinued Operations” section of this earnings release, the Company’s Europe-South segment met the criteria to be reported as discontinued operations during the third quarter of 2023. As such, results of this segment are excluded from this earnings release, which only reflects continuing operations, for all periods presented.
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; all non-operating expenses (income), including other expense (income), gain on extinguishment of debt and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests. The Company defines AFFO as FFO excluding discontinued operations and before the following adjustments for continuing operations: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; non-service related pension costs or benefits; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.

The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Loss from continuing operations	$(51,082)	$(18,798)	$(182,493)	$(153,799)
Adjustments:
Income tax benefit attributable to continuing operations	(244)	(21,120)	(12,022)	(445)
Other (income) expense, net	17,269	27,968	(3,722)	60,263
Gain on extinguishment of debt	(3,817)	—	(3,817)	—
Interest expense, net	107,391	92,620	314,624	261,704
Other operating expense, net	6,179	1,863	10,122	676
Impairment charges	—	871	—	22,676
Depreciation and amortization	57,699	49,871	186,409	152,352
Share-based compensation	4,987	5,124	15,134	16,391
Restructuring and other costs[1]	834	(452)	20,994	11,097
Adjusted EBITDA	$139,216	$137,947	$345,229	$370,915
1Restructuring and other costs during the nine months ended September 30, 2023 and 2022 include liabilities of $19.0 million and $7.1 million, respectively, recorded for the resolution of the matter related to the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Corporate expenses	$(34,931)	$(38,299)	$(129,427)	$(123,323)
Share-based compensation	4,987	5,124	15,134	16,391
Restructuring and other costs[1]	569	(806)	20,169	9,705
Adjusted Corporate expenses	$(29,375)	$(33,981)	$(94,124)	$(97,227)
1Restructuring and other costs during the nine months ended September 30, 2023 and 2022 include liabilities of $19.0 million and $7.1 million, respectively, recorded for the resolution of the matter related to the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
Reconciliation of Consolidated Net Loss to FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Consolidated net loss	$(262,818)	$(38,780)	$(334,819)	$(193,826)
Depreciation and amortization of real estate	50,352	49,067	177,986	151,585
Net loss on disposition of real estate (excludes condemnation proceeds)[1]	202,572	1,126	98,093	7,082
Impairment of real estate	—	871	—	22,676
Adjustment for unconsolidated affiliates and non-controlling interests	(819)	(1,479)	(1,991)	(3,164)
Funds From Operations (FFO)	(10,713)	10,805	(60,731)	(15,647)
Less: FFO from discontinued operations	(10,337)	(13,542)	(47,672)	(20,546)
FFO from continuing operations	(376)	24,347	(13,059)	4,899
Capital expenditures–maintenance	(10,638)	(12,438)	(32,867)	(27,457)
Straight-line rent effect	1,902	(751)	4,113	1,063
Depreciation and amortization of non-real estate	7,574	7,474	22,085	23,430
Gain on extinguishment of debt	(3,817)	—	(3,817)	—
Amortization of deferred financing costs and discounts	2,994	2,824	8,788	8,381
Share-based compensation	4,987	5,124	15,134	16,391
Deferred taxes	(3,074)	(22,419)	(18,464)	(3,938)
Restructuring and other costs[2]	834	(452)	20,994	11,097
Transaction costs	5,311	317	6,707	9,611
Foreign exchange transaction loss (gain)	13,735	28,753	(7,445)	62,967
Other items[3]	5,180	1,085	7,638	1,317
Adjusted Funds From Operations (AFFO)	$24,612	$33,864	$9,807	$107,761
1Net loss on disposition of real estate for the three and nine months ended September 30, 2023 includes a loss of $200.6 million recognized upon classification of the business in France as held for sale. During the nine months ended September 30, 2023, this was partially offset by gains of $96.4 million and $11.2 million from the sales of the former businesses in Switzerland and Italy, respectively.
2Restructuring and other costs during the nine months ended September 30, 2023 and 2022 include liabilities of $19.0 million and $7.1 million, respectively, recorded for the resolution of the matter related to the investigation of the Company’s former indirect, non-wholly-owned subsidiary, Clear Media Limited.
3Other items for the three and nine months ended September 30, 2023 include expenses related to the CCOH 9.000% Senior Secured Notes issuance and Term Loan Facility prepayment in the third quarter of 2023.

Reconciliation of Loss from Continuing Operations Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2023
(in millions)	Low	High
Loss from continuing operations	$(190)	$(172)
Adjustments:
Income tax benefit attributable to continuing operations	(7)	(7)
Other income, net	(3)	(5)
Gain on extinguishment of debt	(4)	(4)
Interest expense, net	421	427
Other operating expense, net	13	13
Depreciation and amortization	248	248
Share-based compensation	20	20
Restructuring and other costs	22	22
Adjusted EBITDA	$520	$542
1Guidance excludes movements in FX
Reconciliation of Loss from Continuing Operations Guidance1 to AFFO Guidance1

	Full Year of 2023
(in millions)	Low	High
Loss from continuing operations	$(190)	$(172)
Depreciation and amortization of real estate	216	216
Net loss on disposition of real estate (excludes condemnation proceeds)	8	8
Adjustment for unconsolidated affiliates and non-controlling interests	(3)	(3)
FFO from continuing operations	31	49
Capital expenditures–maintenance	(43)	(46)
Straight-line rent effect	5	5
Depreciation and amortization of non-real estate	32	32
Gain on extinguishment of debt	(4)	(4)
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	20	20
Deferred taxes	(19)	(19)
Restructuring and other costs	22	22
Foreign exchange transaction gain	(7)	(9)
Other items	18	18
Adjusted Funds From Operations (AFFO)	$67	$80
1Guidance excludes movements in FX.
Conference Call
The Company will host a conference call to discuss these results on November 8, 2023 at 8:30 a.m. Eastern Time. The conference call number is 1-833-470-1428 and the access code is 485958. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). Approximately two hours after the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 330,000 print and digital displays in 19 countries, excluding businesses held for sale.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about the timing, closing, satisfaction of closing conditions, use of proceeds and benefits of the sales of our European businesses as well as expectations about certain markets and strategic review processes; industry and market trends; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; the delay or failure to satisfy the conditions to divest our business in Spain; the risk that indemnities from certain transactional counterparties will not be sufficient to insure us against the full amount of certain liabilities; our inability to complete the sales of our Europe-North segment businesses; our inability to complete any strategic transaction with respect to our Latin American businesses; the impact of future dispositions, acquisitions and other strategic transactions; continued economic uncertainty, an economic slowdown or a recession; financial and industry conditions such as volatility in the U.S. and global banking market; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the impact of our liquidity strategy, including open market repurchases of outstanding notes; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; technological changes and innovations; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies and regulations; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia, Inc. will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries, including the impact of geopolitical events such as the wars in Ukraine and Israel; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.